UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2011 (March 31, 2011)

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado 80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K filed February 3, 2011, as Exhibit 10.29 to Form 10-K for the fiscal year ended December 31, 2010 filed on March 29, 2011 and in a Current Report on Form 8-K filed April 4, 2011, during 2011, Jacobs Entertainment, Inc. (the “Company”), acquired the following entities (collectively, the “Companies”):

•

On January 18, 2011, the Company exercised an option agreement and acquired a portion of a Nautica Properties based business and its related assets referred to as “Nautica Phase 2” for $1.25 million from Nautica Phase 2 Limited Partnership. The general partner owned 1% and the limited partners owned 99% of the limited partnership. The Company’s Chief Executive Officer (“CEO”) owned 58% of the general partner interests and controlled the partnership. Third parties owned the remaining 42% of the general partner interests and the 99% limited partnership interest.

•

On January 31, 2011, the Company entered into and closed a Membership Interests Purchase Agreement and thereby acquired 100% of the membership interests in Cash Magic Springhill, LLC (“Springhill”), and Cash Magic Vivian, LLC (“Vivian”), Louisiana limited liability companies for approximately $5.5 million and $4.9 million, respectively, in cash. The Company funded the purchase price with corporate funds and borrowings under its bank revolving credit line.

•

On March 31, 2011, the Company entered into and closed a Membership Interests Purchase Agreement and thereby acquired 100% of the membership interests in Jalou Forest Gold, LLC, a Louisiana limited liability company (“Forest Gold”) for approximately $3 million in cash. The Company funded the purchase price with corporate funds and borrowings under its bank revolving credit line.

Springhill, Vivian and Forest Gold each own and operate a video poker truck plaza in Louisiana. The Company owns and operates 18 other similar facilities in Louisiana and has a share in revenue of a 19th location. Springhill, Vivian and Forest Gold were acquired from Gameco Holdings, Inc. (“Gameco”), an affiliate of the Company. Gameco is owned and controlled by Jeffrey P. Jacobs who, directly and indirectly through family trusts, also controls the Company. Jeffrey P. Jacobs is the sole director and Chief Executive Officer of the Company.

This Amendment No. 1 amends the Current Report on Form 8-K filed on April 4, 2011 to include the combined historical financial statements of the Companies and the pro forma financial information required by Item 9.01 of Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Nautica Phase 2, Cash Magic Springhill, LLC, Cash Magic Vivian, LLC, and Jalou Forest Gold, LLC:

INDEPENDENT AUDITORS’ REPORT

FINANCIAL STATEMENTS:

Combined Balance Sheets as of March 31, 2011 (Unaudited) and December 31, 2010

Combined Statements of Operations for the three months ended March 31, 2011 (Unaudited) and 2010 (Unaudited) and the Year Ended December 31, 2010

Combined Statements of Equity (Deficit) for the three months ended March 31, 2011 (Unaudited) and for the Year Ended December 31, 2010

Combined Statements of Cash Flows for the three months ended March 31, 2011 (Unaudited) and 2010 (Unaudited) and the Year Ended December 31, 2010

Notes to Combined Financial Statements as of March 31, 2011 (Unaudited) and 2010 (Unaudited) and December 31, 2010

(b)	Unaudited Pro Forma Condensed Consolidated Financial Statements:

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Years Ended December 31, 2010, 2009 and 2008

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)	Exhibits

See Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this current report, which Exhibit Index is incorporated herein by reference.

ITEM 9.01 (a)

INDEPENDENT AUDITORS’ REPORT

To the Partners and Members of

Nautica Phase 2 Limited Partnership, Cash Magic Springhill, LLC, Cash Magic Vivian, LLC, and Jalou

Forest Gold, LLC:

We have audited the accompanying combined balance sheet of Nautica Phase 2 (a division of Nautica Phase 2 Limited Partnership), Cash Magic Springhill, LLC, Cash Magic Vivian, LLC, and Jalou Forest Gold, LLC (collectively, the “Companies”), all of which are under common control and common management, as of December 31, 2010, and the related combined statements of operations, equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 2010, and the Companies’ combined results of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As disclosed in Note 1, the Nautica Phase 2 financial information combined in the accompanying financial statements has been prepared from the separate records maintained by Nautica Phase 2 Limited Partnership and may not necessarily be indicative of the conditions that would have existed or the results of operations if Nautica Phase 2 had been operated as an unaffiliated entity. Portions of certain expenses and balance sheet items represent charges and allocations made from home-office items applicable to Nautica Phase 2 Limited Partnership as a whole or transactions with other businesses owned by Nautica Phase 2 Limited Partnership.

/s/ Deloitte & Touche LLP

Denver, Colorado

June 27, 2011

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, and Jalou Forest Gold, LLC

COMBINED BALANCE SHEETS

AS OF MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010

(Dollars in thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$521	$469
Restricted cash	15	15
Accounts receivable—net of allowance for doubtful accounts of $11 and $11, respectively	388	291
Due from affiliates	3	1,890
Inventory	446	472
Prepaid expenses and other current assets	38	108

Total current assets	1,411	3,245

PROPERTY AND EQUIPMENT—Net:
Land and improvements	2,149	1,566
Buildings and improvements	6,697	6,643
Equipment and fixtures	2,626	2,627
Construction in progress	184	—

Total property and equipment	11,656	10,836
Less accumulated depreciation	(3,323)	(3,363)

Property, plant, and equipment—net	8,333	7,473

OTHER ASSETS:
Goodwill	2,257	2,257
Identifiable intangible assets—net	823	849
Other assets—net	38	39

Total other assets	3,118	3,145

TOTAL	$12,862	$13,863

(Continued)

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, and Jalou Forest Gold, LLC

COMBINED BALANCE SHEETS

AS OF MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010

(Dollars in thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)
LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$35	$278
Accrued expenses	342	369
Due to affiliates	589	495
Current portion of long-term debt	—	17,823

Total current liabilities	966	18,965
Long-term debt	—	3,271
Long-term debt payable to affiliate	11,625	—
Other noncurrent liabilities	—	25

Total liabilities	12,591	22,261

COMMITMENTS AND CONTINGENCIES (Note 6)

EQUITY (DEFICIT)
Jacobs equity (deficit)	271	(9,021)
Noncontrolling interests	—	623

Total equity (deficit)	271	(8,398)

TOTAL	$12,862	$13,863

See notes to combined financial statements.	(Concluded)

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, and Jalou Forest Gold, LLC

COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 (UNAUDITED) AND 2010 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 2010

(Dollars in thousands)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Year Ended December 31, 2010
	(Unaudited)	(Unaudited)
REVENUES:
Video poker	$2,523	$2,485	$8,679
Food and beverage	203	380	1,176
Convenience store—fuel	3,720	3,002	13,529
Convenience store—other	575	548	2,500
Other	69	55	252

Total revenues	7,090	6,470	26,136
Less promotional allowances	(170)	(165)	(696)

Net revenues	6,920	6,305	25,440

COSTS AND EXPENSES:
Video poker	1,469	1,471	5,406
Food and beverage	171	309	1,120
Convenience store—fuel	3,588	2,874	12,853
Convenience store—other	717	665	2,937
Marketing, general and administrative	312	292	1,188
Goodwill impairment	—	—	836
Depreciation and amortization	289	266	1,086

Total costs and expenses	6,546	5,877	25,426

OPERATING INCOME	374	428	14

INTEREST EXPENSE, net	(296)	(284)	(1,218)

NET INCOME (LOSS)	78	144	(1,204)

Net loss (income) of subsidiary attributable to noncontrolling interests	—	9	(5)

NET INCOME (LOSS) ATTRIBUTABLE TO JACOBS	$78	$153	$(1,209)

See notes to combined financial statements.

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, and Jalou Forest Gold, LLC

COMBINED STATEMENTS OF EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED MARCH 31, 2011 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2010

(Dollars in thousands)

	Jacobs (Deficit) Equity	Noncontrolling Interests	Total
BALANCE—January 1, 2010	$(7,812)	$618	$(7,194)
Net (loss) income	(1,209)	5	(1,204)

BALANCE—December 31, 2010	(9,021)	623	(8,398)
Contributions (unaudited)	22,155	—	22,155
Distributions (unaudited)	(12,941)	—	(12,941)
Acquisition of noncontrolling interests (unaudited)	—	(623)	(623)
Net income (unaudited)	78	—	78

BALANCE—March 31, 2011 (unaudited)	$271	$—	$271

See notes to combined financial statements.

Nautica Phase 2, Cash Magic Springhill, LLC,

Cash Magic Vivian, LLC, and Jalou Forest Gold, LLC

COMBINED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 (UNAUDITED) AND 2010 (UNAUDITED) AND THE YEAR ENDED DECEMBER 31, 2010

(Dollars in thousands)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Year Ended December 31, 2010
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$78	$144	$(1,204)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	289	266	1,086
Goodwill impairment	—	—	836
Changes in operating assets and liabilities:
Accounts receivable—net	(97)	(59)	(5)
Inventory	26	15	(37)
Prepaid expenses and other assets	71	38	(4)
Accounts payable	(268)	(41)	(233)
Accrued expenses and other noncurrent liabilities	161	159	(31)
Due from/to affiliates	82	(431)	482

Net cash provided by operating activities	342	91	890

INVESTING ACTIVITIES:
Additions to property and equipment	(241)	(15)	(181)
Purchases of device rights	(49)	—	(150)

Net cash used in investing activities	(290)	(15)	(331)

FINANCING ACTIVITIES:
Payments on long-term debt	—	—	(508)

Net cash used in financing activities	—	—	(508)

NET INCREASE IN CASH AND CASH EQUIVALENTS	52	76	51

CASH AND CASH EQUIVALENTS—Beginning of period	469	418	418

CASH AND CASH EQUIVALENTS—End of period	$521	$494	$469

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$193	$231	$983

Non-cash investing and financing activities:
Capital contributions for payment of liabilities by Jacobs	$22,155	$—	$—

Capital distributions for assets retained by Jacobs	$1,316	$—	$—

Debt attributable to acquisition of Companies	$11,625	$—	$—

See notes to combined financial statements.

NAUTICA PHASE 2, CASH MAGIC SPRINGHILL, LLC,

CASH MAGIC VIVIAN, LLC, AND JALOU FOREST GOLD, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF MARCH 31, 2011 (UNAUDITED) AND 2010 (UNAUDITED) AND

DECEMBER 31, 2010

(DOLLARS IN THOUSANDS)

1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Jacobs Entertainment, Inc. (“JEI”) was formed on April 17, 2001 to become a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Nevada, Louisiana, and Virginia. JEI is a wholly-owned subsidiary of Jacobs Investments, Inc. (“JII”) and a Qualified Subchapter S-Corporation Subsidiary under the Internal Revenue Code of 1986, as amended. Jeffrey P. Jacobs, Chief Executive Officer (“CEO”), and his family trusts own 100% of JII’s outstanding common stock. These persons and their affiliates are referred to herein as “Jacobs.”

Gameco Holdings, Inc. (“Gameco”), another wholly owned subsidiary of JII, is an owner and operator of truck plaza video gaming facilities in Louisiana, which are collectively referred to as “truck stops” or “truck plazas.” Each truck stop facility consists of a restaurant, a convenience store with fuel pumps and a video poker casino. Jalou Amite, LLC (“Amite”) was formed on June 13, 2006 and on July 12, 2006, acquired its truck stop operations from an unaffiliated party. Jalou Forest Gold, LLC (“Forest Gold”) was formed on June 13, 2006 and on July 12, 2006, acquired its truck stop operations from an unaffiliated party. Cash Magic Springhill, LLC (“Springhill”) was formed on August 29, 2006 and on November 8, 2006, acquired its truck stop operations from an unaffiliated party. Cash Magic Vivian, LLC (“Vivian”) was formed on August 29, 2006 and on November 8, 2006, acquired its truck stop operations from an unaffiliated party. Amite is wholly owned by Gameco. Forest Gold, Springhill and Vivian were all previously wholly owned by Gameco and acquired by JEI during 2011. See below.

The JEI and Gameco video gaming operations are regulated by the Louisiana Gaming Control Board (the “LGCB”). The Louisiana State Police’s Video Gaming Division (the “Division”) serves under the jurisdiction of the LGCB. The Division’s primary functions are to conduct investigations of applicants and submit application findings to the LGCB for licensing determination, enforce all applicable video gaming regulations and monitor licensees and gaming devices statewide.

For the JEI and Gameco truck stop video gaming enterprises, the number of allowed video gaming devices is determined by the level of fuel sales based on gallons sold. Based on the level of fuel sales, JEI and Gameco can operate up to a maximum of 50 gaming devices per property. The level of fuel sales as of March 31, 2011 and December 31, 2010, allowed for the operation of a total of 50 devices at each of the truck stop locations. Should fuel sales decline and the number of gaming devices be reduced, revenues and income could decrease at the truck stop locations.

Truck Plaza Acquisitions

On January 31, 2011, JEI acquired Springhill and Vivian from Gameco for $5,462 and $4,913, respectively. On March 31, 2011, JEI acquired Forest Gold from Gameco for $3,025. The acquisitions of these truck stops were accounted for by JEI as combinations of entities under common control.

Nautica Properties Acquisitions

During July 2006, JEI acquired from affiliated parties options to lease and options to purchase six businesses and their related assets, including various parcels of land, buildings and related improvements, on the west bank of the Cuyahoga River in Cleveland, Ohio. These businesses and their related assets are referred to as the “Nautica Properties.”

On January 18, 2011, JEI exercised one of these option agreements and acquired a division of a Nautica Properties based business and its related assets referred to as “Nautica Phase 2” for $1,250 from Nautica Phase 2 Limited Partnership. The general partner owned 1% and the limited partners owned 99% of the limited partnership. JEI’s CEO owned 58% of the general partner interests and controlled the partnership. Third parties owned the remaining 42% of the general partner interests and the 99% limited partnership interest. Therefore, upon the acquisition by JEI, the portion of Nautica Phase 2 acquired from JEI’s CEO has been recorded at the historical cost bases in the assets and liabilities transferred and the portion of Nautica Phase 2 acquired from third parties has been recorded at fair value at the acquisition date using the acquisition method of accounting.

In order to determine the portions of the Nautica Phase 2 Limited Partnership financial statements related to Nautica Phase 2 acquired by JEI, it was necessary for management to make certain assignments and apportionments. Wherever possible, account balances and specific amounts that directly related to the Nautica Phase 2 operations were assigned directly to Nautica Phase 2, as appropriate. When no direct assignment was feasible, account balances were apportioned using a variety of factors based on management’s understanding of the account balance being apportioned. The historical land cost and improvements were apportioned based on square footage of the land acquired by JEI. Notes payable apportioned to Nautica Phase 2 were based on the initial capital requirements of the various businesses operated by Nautica Phase 2 Limited Partnership. Principal and interest payments were based on the apportioned amounts of notes payable. See Note 4 below.

The accompanying combined financial statements include the accounts of Nautica Phase 2, Cash Magic Springhill, LLC, Cash Magic Vivian, LLC, and Jalou Forest Gold, LLC, all of which are under common control and common management. Collectively, these entities will be referred to herein as the “Companies.” These combined financial statements have been prepared as required by Rule 3-05 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

Summary of Significant Accounting Policies

Basis of Combination—The accompanying combined financial statements include the accounts of the Companies, which are under common control and common management. All intercompany transactions and balances have been eliminated. The Companies have evaluated subsequent events through the date on which the financial statements are issued.

Cash and Cash Equivalents—The Companies consider all demand deposits and time deposits with original maturities of three months or less to be cash equivalents.

Restricted Cash—Forest Gold is required to maintain certain compensating cash balances on deposit for utilities. These cash balances are reported as restricted cash in the accompanying combined balance sheets.

Accounts Receivable—Accounts receivable balances primarily consist of receivables from convenience store fuel sales on account. Generally, receivables are collected within two months and the Companies have had minimal bad debt losses. The Companies routinely assess the recoverability of all material receivables to determine their collectability.

Inventory—Inventory consists of fuel, convenience store, and restaurant items and is recorded at the lower of cost (first-in, first-out method) or market.

Property and Equipment—Property and equipment are stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives used are as follows:

Buildings and improvements	15–39 years
Equipment and fixtures	5–15 years

Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposal of assets are recognized as incurred.

Goodwill—Goodwill represents the excess purchase price over the fair value of the net identifiable assets acquired. See Note 2.

Identifiable Intangible Assets—Identifiable intangible assets are comprised of device use rights associated with the video poker machines used at each truck stop and restriction agreements associated with the three truck stop acquisitions. Device use rights are amortized on a straight line basis over five years and the restriction agreements are amortized on a straight line basis over ten years, representing the terms of the related agreements.

Long-Lived Assets—The Companies periodically evaluate the value of long-lived assets, including property and equipment and identifiable intangibles for potential impairment. If impairment is indicated, such impaired assets are written down to their estimated fair value. As of March 31, 2011 and December 31, 2010, management determined there was no impairment of the Companies’ long-lived assets.

Revenue—Video poker revenue is the net winnings from gaming activities, which is the difference between gaming wins and losses. Video poker revenue is recognized as earned. The Companies recognize fuel, convenience store and food and beverage revenue at the time of sale.

Promotional Allowances—Gross revenues include the retail amount of food and beverages provided gratuitously to customers. When computing net revenues, the retail amount of food and beverages gratuitously provided to customers is deducted from gross revenues as promotional allowances. The estimated cost of such complimentary services is charged to video poker or convenience store operations, as applicable, and was $71 (unaudited) and $77 (unaudited) for the three months ended March 31, 2011 and 2010, respectively. The estimated cost of such promotions was $274 for the year ended December 31, 2010.

Income Taxes—The Companies are pass through entities for income tax purposes, and, consequently, the owner will report the income (loss) of these entities on its income tax returns. Accordingly, no provision for income taxes has been made in the accompanying combined financial statements.

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes that these estimates are reasonable based on past experience with the business and based on upon assumptions related to possible outcomes in the future, actual results could differ from those estimates.

The Companies have determined that the policies associated with long-lived assets, goodwill and identifiable intangible assets, and related estimates are critical to the preparation of the combined financial statements. The Companies have a significant investment in long-lived property and equipment. The Companies estimate that the undiscounted future cash flows expected to result from the use of these assets exceeds the current carrying value of these assets. Any adverse change to the estimate of these undiscounted cash flows could necessitate an impairment charge that would adversely affect operating results. The Companies estimate the useful lives for their assets based on historical experience, estimates of assets’ commercial lives, and the likelihood of obsolescence. Should the actual useful life of a class of assets differ from the estimated useful life, the Companies would record an impairment charge.

2.	GOODWILL

The Companies test goodwill for impairment as of September 30 each year or when circumstances indicate it is necessary. Testing compares the estimated fair values of the Companies’ reporting units to the reporting units’ carrying values. The Companies consider a variety of factors when estimating the fair values of its reporting units, including estimates about future operating results of each reporting unit, multiples of EBITDA, investment banker market analyses, and recent sales of comparable business units if such information is available. A variety of estimates and judgments about the relevance and comparability of these factors to the reporting units are made. Market conditions in 2010 resulted in Forest Gold not meeting financial expectations. Consequently, Forest Gold recorded an impairment charge of $836 during the year ended December 31, 2010. There has been no change in the carrying value of goodwill during 2011. In addition, as of March 31, 2011, the Companies have reassessed the useful lives of their identifiable intangible assets without any change to the previously established amortization periods of such assets.

The change in the carrying amount of goodwill for the three months ended March 31, 2011 (unaudited) and for the year ended December 31, 2010 is as follows:

	March 31, 2011	December 31, 2010
	(Unaudited)
Balance — beginning of period	$2,257	$3,093

Impairment	—	(836)

Balance — end of period	$2,257	$2,257

3.	IDENTIFIABLE INTANGIBLE ASSETS

Identifiable intangible assets as of March 31, 2011 (unaudited) and December 31, 2010 consist of the following:

		March 31, 2011 (Unaudited)			December 31, 2010
	Weighted- Average Remaining Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets—
Device use rights	2.07	$1,220	$715	$505	$1,172	$655	$517
Restriction agreements	5.54	574	256	318	574	242	332

Total		$1,794	$971	$823	$1,746	$897	$849

Aggregate amortization expense related to device use rights was $60 (unaudited) and $52 (unaudited) for the three months ended March 31, 2011 and 2010, respectively, and $210 for the year ended December 31, 2010. Amortization expense related to the restriction agreements was $14 (unaudited) and $14 (unaudited) for the three months ended March 31, 2011 and 2010, respectively, and $57 for the year ended December 31, 2010.

Estimated amortization expense for the years ending December 31 is as follows:

Years Ending December 31
	Device Use Rights	Restriction Agreements
2011 (remaining 9 months)	$164	$44
2012	169	57
2013	83	57
2014	52	57
2015	37	57
Thereafter	—	46

Total	$505	$318

4.	LONG-TERM DEBT

Long-term debt as of March 31, 2011 (unaudited) and December 31, 2010, consists of the following:

	March 31, 2011	December 31, 2010
	(Unaudited)
Long-term debt payable to affiliate, maturing June 16, 2012, bearing interest at a rate based on LIBOR plus 3.50% (3.75% at March 31, 2011).	$11,625	$—

Nautica Phase 2 first mortgage note payable to U.S. Bank N.A., for and on behalf of the Ohio Carpenters’ Pension Fund, bearing interest at a fixed rate of 7.0%. Interest is paid monthly. From January 2009 to April 2010, allocated monthly principal payments were $1. Beginning May 2010, no principal payments were required.	—	228

Nautica Phase 2 second mortgage note payable to the City of Cleveland, is secured under an Urban Development Action Grant program by a subordinated lien on the property. The note is non-interest bearing and requires allocated annual principal and imputed interest payments totaling $7.	—	143

Forest Gold note payable to Key Bank, maturing April 1, 2010, bearing interest at a rate based on LIBOR plus 3.5% (3.81% at December 31, 2010), with quarterly interest only payments and final payment for all unpaid principal and interest due at maturity. The note is secured by substantially all of Forest Gold’s assets. See below for further informaton related to this note.	—	9,223

Forest Gold seller financing, maturing January 31, 2017, bearing interest at a fixed rate of 9.875%, with quarterly interest only payments totaling $71,594, with final payment for all unpaid principal and interest due at maturity. The note is secured by a second mortgage on the Forest Gold real estate. See below for further information related to this note.	—	2,900

Springhill term note payable to Capital One, N.A., maturing January 31, 2011, bearing interest at a rate of LIBOR plus 3.75% (4.01% at December 31, 2010). Monthly payments of interest only. Principal due at maturity. The note is secured by substantially all of Springhill’s assets. See below for further information related to this note.	—	2,280

Springhill note payable to Capital One, N.A., maturing January 31, 2011, bearing interest at a rate of LIBOR plus 3.75% (4.01% at December 31, 2010). Monthly payments of interest only. Principal due at maturity. The note is secured by substantially all of Springhill’s assets. See below for further information related to this note.	—	2,320

Vivian term note payable to Capital One, N.A., maturing January 31, 2011, bearing interest at a rate of LIBOR plus 3.75% (4.01% at December 31, 2010). Monthly payments of interest only. Principal due at maturity. The note is secured by substantially all of Vivian’s assets. See below for further information related to this note.	—	1,516

Vivian note payable to Capital One, N.A., maturing January 31, 2011, bearing interest at a rate of LIBOR plus 3.75% (4.01% at December 31, 2010). Monthly payments of interest only. Principal due at maturity. The note is secured by substantially all of Vivian’s assets. See below for further information related to this note.	—	2,484

Total indebtedness	11,625	21,094

Less current indebtedness	—	17,823

Total long-term indebtedness	$11,625	$3,271

Long-Term Debt Payable to Affiliate — The long-term debt payable to affiliate represents amounts borrowed during 2011 under JEI’s revolving credit facility to purchase Forest Gold, Springhill and Vivian. This revolver matures on June 16, 2012 and currently bears interest at a rate of LIBOR plus 3.50%.

Nautica Phase 2 Debt — The Nautica Phase 2 Limited Partnership debt consisted of a first mortgage note payable and a subordinated second mortgage note payable. The first mortgage note was with U.S. Bank N.A., for and on behalf of the Ohio Carpenters’ Pension Fund, and was secured by the property and an assignment of all leases, rents and profits. In addition, the mortgage note was 25% personally guaranteed by the general partners. On December 27, 2010, an amendment to the loan agreement extended the maturity date to December 31, 2016 and deferred all principal payments.

The subordinated second mortgage note payable was with the City of Cleveland, and was secured under an Urban Development Action Grant program by a subordinated lien on the property. In addition, the second mortgage note was personally guaranteed by the general partners on the same basis as the first mortgage note. The maturity date of the note is January 2016 and is non-interest bearing. The note currently requires annual principal payments of $125,000 per year, with the remaining outstanding principal balance due at maturity.

The amounts included in the table above represent the portion of the total Nautica Phase 2 Limited Partnership debt that was allocated to Nautica Phase 2 only. These notes payable were not assumed by JEI upon the acquisition of Nautica Phase 2 and the collateral was released.

Forest Gold Debt — The Forest Gold note payable to Key Bank was guaranteed by the CEO up to $10,223. The Forest Gold fixed rate note payable included in the table above is subordinate to the note payable to Key Bank. Forest Gold’s bank debt requires compliance with no financial covenants. The Forest Gold note payable to Key Bank was modified on March 17, 2010 to extend the due date of the note to April 1, 2010 and to change the interest rate to LIBOR plus 3.5%. On June 28, 2010, the Forest Gold note was modified to a demand note. Principal on this variable rate debt was payable on demand. The Key Bank note and the seller financed note were paid in full on March 31, 2011 in connection with the sale of Forest Gold to JEI. See Note 1.

Springhill Debt — The Springhill notes payable to Capital One were guaranteed by the CEO up to $4,600. The Springhill loan agreements required Springhill, together with Vivian, to obtain a $1,000 letter of credit in favor of Capital One. Additionally, the Springhill loan agreements required Vivian to guaranty Springhill’s notes payable to Capital One. Any default by Springhill constituted a default under the Vivian agreements with Capital One discussed below. On November 5, 2010, Springhill entered into an amendment to its loan agreements, which extended the previous maturity dates of the Springhill notes from November 8, 2010 to January 31, 2011. The Capital One notes were paid in full on January 31, 2011 in connection with the sale of Springhill to JEI. See Note 1.

Vivian Debt — The Vivian notes payable to Capital One were guaranteed by the CEO up to $4,000. The Vivian loan agreements required Vivian, together with Springhill, to obtain a $1,000 letter of credit in favor of Capital One, as noted above. The Vivian loan agreements required Springhill to guaranty Vivian’s notes payable to Capital One. Any default by Vivian constituted a default under the Springhill agreements with Capital One. On November 5, 2010, Vivian entered into an amendment to its loan agreements, which extended the previous maturity dates of the Vivian notes from November 8, 2010 to January 31, 2011. The Capital One notes were paid in full on January 31, 2011 in connection with the sale of Vivian to JEI. See Note 1.

5.	RELATED PARTIES

Transactions with Affiliate Truck Stops

Prior to JEI’s acquisition of these Gameco truck stops, JEI provided monthly management and accounting services for the truck stops owned by Gameco. Charges for these management services for the three months ended March 31, 2011 and 2010 were $236 (unaudited) and $224 (unaudited), respectively, and for the year ended December 31, 2010 were $909. Due to/from affiliates also includes various other operating costs paid by or on behalf of affiliates of the Companies.

Fuel Contracts

Forest Gold purchases its fuel from JEI Distributing, LLC, a subsidiary of JEI, at local market prices on the date of purchase. Springhill and Vivian purchase their fuel as needed from a third party supplier at quantities and prices determined at the time of sale.

Video Poker Commitments

Under Louisiana law, video poker machines must be owned by Louisiana residents. The Gameco truck plazas paid 90 cents per operating video poker machine per day to Jalou Device Owner, L.P. (“Device Owner”), the related party owner of the video poker devices, plus reimbursement for Device Owner’s licensing costs. Total expense under these arrangements was $52 (unaudited) and $52 (unaudited) for the three months ended March 31, 2011 and 2010, respectively, and $207 for the year ended December 31, 2010.

Other Related Party Transactions

Credit enhancement fees were paid to our CEO for providing a personal guaranty on the truck stops’ bank credit agreements. Total fees paid were $26 (unaudited) and $38 (unaudited) for the three months ended March 31, 2011 and 2010, respectively, and $151 for the year ended December 31, 2010.

Additionally, the Companies conduct various routine cash management related transactions on a monthly basis with JII and Nautica Phase 2 Limited Partnership and their shareholders and partners.

The extent to which the consolidated financial statements would have been affected if the Companies were not affiliated with JII, JEI, or Nautica Phase 2 Limited Partnership and their shareholders and partners, or if transactions with these affiliates had been with unrelated entities, has not been determined.

6.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Companies lease office equipment under non-cancelable operating leases expiring at various dates. Total rental expense under these non-cancelable leases was $2 (unaudited) and $2 (unaudited) for the three months ended March 31, 2011 and 2010, respectively, and $6 for the year ended December 31, 2010.

Litigation

The Companies are involved in various legal proceedings which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings will not have a material adverse effect on the Companies’ combined financial position, results of operations or cash flows.

Legislation

There can be no assurances that any gaming initiatives will not be proposed in the future and, if passed, will not have a material adverse impact on the Companies’ financial position, results of operations or cash flows.

7.	ACCRUED EXPENSES

Accrued expenses as of March 31, 2011 (unaudited) and December 31, 2010 include the following:

	March 31, 2011	December 31, 2010
	(Unaudited)
Payroll and related	$101	$71
Gaming taxes payable	31	12
Property taxes payable	22	—
Slot club liability	9	8
Interest payable	—	72
Other	179	206

	$342	$369

ITEM 9.01 (b)

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2010, 2009 and 2008, are presented to show the Jacobs Entertainment, Inc. (“Jacobs”) results of operations given the impact of the acquisitions described below. The unaudited condensed consolidated balance sheet as of March 31, 2011 and the unaudited condensed consolidated statements of operations for the three months ended March 31, 2011 and 2010 have been retroactively adjusted and presented in Jacobs’ March 31, 2011 Form 10-Q filed with the United States Securities and Exchange Commission on May 16, 2011 and accordingly reflect the impact of the acquisitions described below.

•

On January 18, 2011, Jacobs acquired 100% of a Nautica Properties based business and its related assets referred to as “Nautica Phase 2” for $1.25 million from a limited partnership. The general partner owned 1% and the limited partners owned 99% of the limited partnership. Jeffrey P. Jacobs, our Chief Executive Officer (“CEO”), owned 58% of the general partner interests and controlled the partnership. Third parties owned the remaining 42% of the general partner interests and the 99% limited partnership interest. Therefore, the portion of Nautica Phase 2 acquired from our CEO has been recorded at the historical cost bases in the assets and liabilities transferred and the portion of Nautica Phase 2 acquired from third parties has been recorded at fair value at the acquisition date using the acquisition method of accounting;

•

On January 31, 2011, Jacobs acquired 100% of the membership interests in two truck plaza video gaming facilities in Louisiana, Cash Magic Springhill, LLC (“Springhill”) and Cash Magic Vivian, LLC (“Vivian”), (wholly owned subsidiaries of Gameco Holdings, Inc., an entity under common control and with common management) (“Gameco”) for a purchase price of $5.5 million and $4.9 million, respectively;

•

On March 31, 2011, Jacobs acquired 100% of the membership interests in one additional truck plaza video gaming facility in Louisiana, Jalou Forest Gold, LLC (“Forest Gold”), for $3.0 million, which was also wholly owned by Gameco.

The acquisition method of accounting, which is applicable to the portion of Nautica Phase 2 acquired from third parties, requires the aggregate purchase price to be allocated to assets acquired and liabilities assumed based on their estimated fair value. For purposes of the unaudited pro forma condensed consolidated financial statements, the allocation of the purchase price is preliminary and is based on management’s best estimate. The final allocation of the purchase price for the assets acquired and liabilities assumed will be determined within a reasonable time after the consummation of the transactions and will be based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

The acquisition of the portion of Nautica Phase 2 acquired from our CEO and the acquisitions of the membership interests of Springhill, Vivian and Forest Gold (collectively, “truck stops” or “truck plazas”) referred to above have been accounted for as combinations of entities under common control. Therefore, the acquisitions have been recorded at each entity’s historical book value in the assets acquired and liabilities assumed and the consolidated financial statements issued after the consummation of the acquisitions have been retroactively adjusted to include the operations of Nautica Phase 2 and the truck plaza acquisitions from the beginning of the earliest year presented. As such, the following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2010, 2009 and 2008 have been presented to include the historical operations of the acquired truck plazas from January 1, 2008.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial position for any future periods. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes for the periods presented.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(Dollars in Thousands)

	Jacobs Historical	Acquired Entities Historical	Pro Forma Adjustments/ Eliminations (Note 2)	Jacobs Pro Forma
Net revenues	$329,924	$25,440	$(3,542)	$351,822
Costs and expenses	(301,235)	(25,426)	3,542	(323,119)
Interest expense, net	(25,556)	(1,218)	—	(26,774)
Net income of subsidiary attributable to the noncontrolling interests	—	(5)	—	(5)

Net income (loss) attributable to Jacobs Entertainment, Inc.	$3,133	$(1,209)	$—	$1,924

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(Dollars in Thousands)

	Jacobs Historical	Acquired Entities Historical	Pro Forma Adjustments/ Eliminations (Note 2)	Jacobs Pro Forma
Net revenues	$313,466	$22,997	$(50)	$336,413
Costs and expenses	(286,583)	(25,163)	50	(311,696)
Interest expense, net	(25,191)	(1,097)	—	(26,288)
Net income of subsidiary attributable to the noncontrolling interests	—	(18)	—	(18)

Net income (loss) attributable to Jacobs Entertainment, Inc.	$1,692	$(3,281)	$—	$(1,589)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(Dollars in Thousands)

	Jacobs Historical	Acquired Entities Historical	Pro Forma Adjustments/ Eliminations (Note 2)	Jacobs Pro Forma
Net revenues	$363,286	$29,944	$(50)	$393,180
Costs and expenses	(340,022)	(29,922)	50	(369,894)
Interest expense, net	(27,283)	(1,579)	—	(28,862)
Net income of subsidiary attributable to the noncontrolling interests	(71)	(5)	—	(76)

Net loss attributable to Jacobs Entertainment, Inc.	$(4,090)	$(1,562)	$—	$(5,652)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(DOLLARS IN THOUSANDS)

1.	BASIS OF PRESENTATION

During July 2006, Jacobs Entertainment, Inc. (“Jacobs”) acquired from affiliated parties options to lease and options to purchase six businesses and their related assets, including various parcels of land, buildings and related improvements, on the west bank of the Cuyahoga River in Cleveland, Ohio. These businesses and their related assets are referred to as the Nautica Properties. On January 18, 2011, Jacobs acquired one of the Nautica Properties based businesses and its related assets referred to as “Nautica Phase 2” for $1,250 from a limited partnership. The general partner owned 1% and the limited partners owned 99% of the limited partnership. Jeffrey P. Jacobs, our Chief Executive Officer (“CEO”), owned 58% of the general partner interests and controlled the partnership. Third parties owned the remaining 42% of the general partner interests and the 99% limited partnership interest. Therefore, the portion of Nautica Phase 2 acquired from our CEO has been recorded at the historical cost bases in the assets and liabilities transferred and the portion of Nautica Phase 2 acquired from third parties has been recorded at fair value at the acquisition date using the acquisition method of accounting.

The acquisition method of accounting requires the aggregate purchase price to be allocated to assets acquired and liabilities assumed based on their estimated fair value. For purposes of the unaudited pro forma condensed consolidated financial statements, the allocation of the purchase price is preliminary and is based on management’s best estimate. The final allocation of the purchase price for the assets acquired and liabilities assumed will be determined within a reasonable time after the consummation of the transactions and will be based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

Additionally, on January 31, 2011, Jacobs acquired two truck plaza video gaming facilities in Louisiana, Cash Magic Springhill, LLC (“Springhill”) and Cash Magic Vivian, LLC (“Vivian”), for $5,462 and $4,913, respectively, which were previously wholly owned by Gameco Holdings, Inc. (an entity under common control and with common management) (“Gameco”). On March 31, 2011, Jacobs acquired one additional truck plaza video gaming facility in Louisiana, Jalou Forest Gold, LLC (“Forest Gold”), for $3,025, which was also previously wholly owned by Gameco. Additionally, to help Jacobs reach the fuel sale volume necessary to qualify for the reduced pricing structure under its fuel supply agreements, Jacobs entered into an agreement with Forest Gold to provide gasoline and diesel fuel at cost for their fuel operations. The acquisitions of these truck stops were accounted for as combinations of entities under common control. Accordingly, the accompanying unaudited condensed consolidated financial statements have been retroactively adjusted to include the operations of these businesses from January 1, 2008.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial position for any future periods. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes for the periods presented.

2.	PRO FORMA ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

The following adjustments have been made to the accompanying pro forma condensed consolidated statements of operations for the years ended December 31, 2010, 2009 and 2008:

	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
To eliminate the option payment paid from Jacobs to Nautica Phase 2	$50	$50	$50
To eliminate fuel sales from Jacobs to Forest Gold	3,492	—	—

Total pro forma adjustments/eliminations	$3,542	$50	$50

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

/s/ Brett A. Kramer
Date: June 27, 2011	By: Brett A. Kramer
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.85	Articles of Organization of Cash Magic Springhill, LLC. Filed as Exhibit 3.85 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

3.86	Articles of Organization of Cash Magic Vivian, LLC. Filed as Exhibit 3.86 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

3.87	Limited Liability Company Agreement of Cash Magic Springhill, LLC. Filed as Exhibit 3.87 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

3.88	Limited Liability Company Agreement of Cash Magic Vivian, LLC. Filed as Exhibit 3.88 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

10.28	Membership Interests Purchase Agreement effective January 31, 2011 between Jacobs Entertainment, Inc. and Gameco Holdings, Inc. Filed as Exhibit 10.28 to the Company’s Current Report on Form 8-K filed with the Commission on February 3, 2011, and incorporated herein by reference.

10.29	Purchase Agreement between Nautica Phase 2 Limited Partnership and Jacobs Sugar Warehouse, Inc. dated January 14, 2011. Filed as Exhibit 10.29 to the Company’s Form 10-K for the fiscal year ended December 31, 2010 filed with the Commission on March 29, 2011, and incorporated herein by reference.

3.89	Articles of Organization of Jalou Forest Gold, LLC. Filed as Exhibit 3.89 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2011, and incorporated herein by reference.

3.90	Limited Liability Company Agreement of Jalou Forest Gold, LLC. Filed as Exhibit 3.90 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2011, and incorporated herein by reference.

10.30	Membership Interests Purchase Agreement effective March 31, 2011 between Jacobs Entertainment, Inc. and Gameco Holdings, Inc. Filed as Exhibit 10.30 to the Company’s Current Report on Form 8-K filed with the Commission on April 4, 2011, and incorporated herein by reference.